SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2009

MICRONETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17966	22-2063614
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Hampshire Drive

Hudson, NH 03051

(Address of principal executive offices, including zip code)

(603) 883-2900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.

On March 5, 2009, Micronetics, Inc. entered into an amendment to its credit facility with RBS Citizens National Association, successor by merger to Citizens Bank New Hampshire (the “Bank”). The amendment revised the calculations of Net Income and EBITDA in the Commercial Loan Agreement to specifically exclude non-cash charges to goodwill and intangible assets for the fiscal quarters ending December 31, 2008 through September 30, 2009 and the fiscal years ending March 31, 2009 and March 31, 2010.

The amendment also amended the Bank’s consent to Micronetics’ stock repurchase plan to remove the 500,000 share limitation.

A copy of the amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing description of the amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such amendment, which is incorporated herein by reference to the exhibits attached hereto.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
10.1	Amendment to Commercial Loan Agreement and Loan Documents, by and between, Micronetics, Inc., Microwave & Video Systems, Inc., Microwave Concepts, Inc., Stealth Microwave, Inc., MICA Microwave Corporation and RBS Citizens National Association (successor by merger to Citizens Bank New Hampshire), dated March 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRONETICS, INC.
(Registrant)

By:	/s/ David Robbins
David Robbins
Chief Executive Officer

Date: March 9, 2009